UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

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The Case for Change Now at CWH Presentation to ISS May 7, 2013

Disclaimer
Additional Information Regarding the Consent Solicitation
In connection with their solicitation of written consents, Corvex and Related have filed a definitive written consent solicitation statement with the U.S.
Securities and Exchange Commission (the “SEC”) to solicit written consents from shareholders of the Company. Investors and security holders are urged to read the definitive written consent solicitation statement and other relevant documents when they become available, because they contain important information regarding the consent solicitation. The definitive written consent solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov.
The following persons are participants in connection with the written consent solicitation of the Company’s shareholders: Corvex Management LP, Keith
Meister, Related Fund Management, LLC, Related Real Estate Recovery Fund GP-A, LLC, Related Real Estate Recovery Fund GP, L.P., Related Real
Estate Recovery Fund, L.P., RRERF Acquisition, LLC, Jeff T. Blau, Richard O’Toole and David R. Johnson.  Information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive written consent solicitation statement filed with the SEC on April 10, 2013 and Supplement No. 1 thereto filed on April 12, 2013.
This presentation does not constitute either an offer to sell or a solicitation of an offer to buy any interest in any fund associated with Corvex Management
LP (“Corvex”) or Related Fund Management, LLC (“Related”).  Any such offer would only be made at the time a qualified offeree receives a confidential offering memorandum and related subscription documentation.
The information in this presentation is based on publicly available information about CommonWealth REIT (the “Company”). This document includes certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in the composition of the Company’s Board of Trustees, actions of the Company and its subsidiaries or competitors, and the ability to implement business strategies and plans and pursue business opportunities.  Such forward-looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the
Company, copies of which are available on the U.S. Securities and Exchange Commission website (“EDGAR”) at www.sec.gov/edgar.  No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein.  Corvex and Related may buy, sell, cover or otherwise change the form of their investment in the Company for any reason at any time, without notice, and there can be no assurances that they will take any of the actions described in this document.  Corvex and
Related disclaim any duty to provide any updates or changes to the analyses contained in this document, except as may be required by law.
Shareholders and others should conduct their own independent investigation and analysis of the Company.  Except where otherwise indicated, the information in this document speaks only as of the date set forth on the cover page.  Permission to quote third party reports in this presentation has been neither sought nor obtained.

Introduction
Immediate Change is Needed
CWH’s corporate governance practices are “worst-in-class,” in our view
– In fact, in response to our efforts at reform, CWH is conducting an accelerating scorched earth campaign, building on a longstanding tradition of disregarding shareholder rights
CWH’s corporate governance practices have yielded:
– A Deeply Conflicted Management Structure;
– Severe Financial and Operating Underperformance; and, most alarmingly,
–
We are pleased to present to ISS our case for change at Commonwealth REIT
(1)
(1) A more detailed presentation, “The Case for Change Now at CWH,” was filed with the SEC on April 18, 2013.
CWH stock will always trade at a substantial discount under the current regime, in our view
Trapped inside the current structure and under the supervision of the current trustees, we firmly believe the capital markets will never credit shareholders for the true fair value of their real estate assets, whether they be “CBD”, “suburban” or otherwise
Disenfranchised Shareholders
On behalf of shareholders, Corvex and Related are soliciting consents to remove all members of the board of trustees of Commonwealth REIT (“CWH” or the “Company”) in a desperately needed referendum on CWH’s corporate governance and performance

Introduction
Immediate Change is Needed
We propose to effect Change through Accountability:
Corvex/Related propose a clear plan and will work collaboratively with other shareholders to restore CWH to health after removal of the current board
We have already identified a potential interim CEO and premier property management company to oversee the transition, and have also engaged Deutsche Bank to provide financial advisory services including with respect to any potential financing needs
We believe in a significantly higher NAV per share after removal of current trustees, but this will never be achieved without eliminating the valuation discount currently ascribed to the disenfranchising corporate governance practices in place today
Action by written consent; a 2/3 vote will remove the entire board of trustees and hold them accountable
Path for Shareholders:
Value for Shareholders:
Plan for Shareholders:

Poor Corporate Governance
CWH’s Corporate Governance Policies Destined to Fail Shareholders
CWH’s corporate governance framework is “worst-in-class,” in our view:
Managing Trustees/President of CWH own <1% of CWH stock, but own 100% of RMR
All executive officers of CWH are also officers of RMR
CWH’s so-called “independent” trustees are severely conflicted, in our view
“Super-charged” classified board: bylaws purport to require the board include two “managing trustees”, such that it would take three years to replace a simple majority
Poison pill with slow hand provision
If less than the entire board is removed, vacancies will be filled by the remaining trustees
How could the underpinnings of CWH’s governance framework yield anything but a fundamental misalignment in incentives and severe underperformance?
“I’m on both boards and I can say there’s no conflict of interest.”
(1)
- Adam Portnoy,
President/Managing Trustee, CWH; and
President/CEO/Part-Owner, REIT Management & Research (“RMR”),
External Adviser to CWH
(1) “Whose CommonWealth Is It Anyway?” Barron’s, April 20, 2013

-

-

-

	CWH	HPT	SNH	GOV		TravelCenters of America	FiveStar Senior Living	
	✓							✓
	✓	✓	✓	✓	✓	✓	✓	✓
	✓	✓	✓	✓				✓
	✓	✓	✓	✓				✓
	✓	✓	✓	✓	✓	✓	✓	✓
	✓	✓						
	✓		✓					
	✓							

RELATED CORVEX

Poor Corporate Governance
Conflicted Board of Trustees
Significant overlap of board members across RMR entities, including so-called
“independent” trustees
In our view, the Portnoys and CWH’s “independent” trustees are conflicted by any common sense definition
2 of 3 “independent” trustees serve on other Portnoy boards
3  “independent” trustee retired from RBC capital markets division in 2012, a division which regularly receives lucrative business from CWH (including the recent dilutive equity offering for which RBC received over $2 million in fees) and RMR’s other entities rd
Same Job, Different Company?
Travel Centers Five Star RMR Real Estate
Name Title CWH HPT SNH GOV SIR of America Senior Living Income Fund
Senior Management:
Adam D. Portnoy President & Managing Trustee
Vern D. Larkin Director of Internal Audit
Jennifer B. Clark Secretary
Board of Directors:
Adam D. Portnoy President & Managing Trustee
Barry D. Portnoy Managing Trustee
William A. Lamkin Partner at Ackrell Capital
Frederick N. Zeytoonjian Founder & CEO of Turf Products
Joseph Morea Retired RBC Banker

Poor Corporate Governance
Fundamental Misalignment of Incentives
$2.7 billion of net acquisitions and capex since 2007 (over 2x CWH’s recent market cap
(1)
),
while CWH book value per share essentially flat
Fees paid to RMR continue to grow, while CWH shareholder value continues to decline
RMR extracted nearly 30% of CWH’s market cap during 2007-2012, as CWH stock continued to plummet
Over $2 billion of related party transactions in the last 5 years, to seed new platforms for RMR
(1) Market cap of $1.3 billion based on a closing price of $15.85 on February 25, 2013, the day prior to Related and Corvex’s first public filing.
RMR receives fees based on gross historical cost basis, gross collected rents and construction costs, incentivizing growth through acquisitions regardless of returns to CWH shareholders
'07-'12
2007 2008 2009 2010 2011 2012 Total
Fees Paid Out to RMR $59.7 $63.2 $62.6 $62.2 $69.5 $77.3 $394.6
RMR Fees % Growth
--
5.9% (1.0%) (0.5%) 11.7% 11.2% 29.5%
RMR Fees as % of:
CWH Market Cap 4.5% 4.8% 4.7% 4.7% 5.2% 5.8% 29.7%
CWH Market Cap, Cumulative 4.5% 9.3% 14.0% 18.6% 23.9% 29.7% 29.7%
CWH Cumulative Stock Price Return (37.4%) (74.7%) (46.0%) (48.4%) (66.3%) (67.9%) (67.9%)

Poor Corporate Governance
Actions Speak Louder Than Words
A massively dilutive equity offering executed at 48% below book value to repay debt trading above par
A failed attempt to secretly change Maryland law to make it impossible to remove trustees without cause
A March 1 bylaw amendment that attempts to eliminate shareholders’ right to action by written consent to remove trustees
A contemplated sale of CWH’s 56% controlling interest in SIR at a potential discount rather than at a control premium, which would also have the effect of preserving RMR’s fee stream from SIR
An April 12 bylaw amendment that conflicts with 14 years of CWH’s own public disclosure
If there had previously been any doubt as to where the trustees’ alleigances lie, these actions have made clear it is with the Portnoys and not shareholders
Value destructive actions and attempts by the trustees to disenfranchise CWH shareholders, all undertaken after Corvex/Related attempts at reform, are appalling:

Poor Corporate Governance
Dilutive Equity Offering
On March 5, 2013, CWH sold 34.5 million shares at $19.00 despite protests from some of its largest shareholders, a bona fide offer at substantial premium, and in our view no need to issue equity
– Increased CWH’s share count by 41% and diluted CWH’s NAV by over $6 per share
CWH’s use of proceeds for the equity offering was to repay debt trading at prices ranging from 102% to 111% of par
– Remarkably, CWH did not have any upcoming maturities or liquidity issues associated with this debt or any debt
– However, equity offering increases Company’s equity base, creating additional capacity to do acquisitions and thereby pay more management fees to RMR
We believe the recently completed equity offering serves as a clear example of poor management, fundamentally misaligned incentives, and terrible capital allocation

Poor Corporate Governance
March 1 Bylaw Amendment
On March 1, 2013, CWH announced its bylaws had been amended to “clarify that a shareholder seeking to take action to remove one or more Trustees must comply” with the 3%
/ 3 year requirement
– Far from a ‘clarification,’ this is an attempt to effectively eliminate a shareholder right
(action by written consent to remove trustees) granted in CWH’s Declaration of Trust since 1986
– But the Declaration of Trust supersedes the bylaws and can only be changed through a shareholder vote
– In our view, the trustees are clearly terrified of facing their own shareholders
We are litigating this matter in Maryland Court
– We and our legal team believe the board’s attempted ‘clarification’ is inconsistent with
CWH’s own Declaration of Trust and thus null and void as a matter of law
Related and Corvex believe CWH’s March 1   bylaw amendment is invalid and a
desperate attempt to disenfranchise shareholders
st

Poor Corporate Governance
Failed Maryland House Bill Amendment
CWH used deceptive letters (which were later withdrawn) from a conflicted attorney in an attempt to mislead Maryland senators into believing amendment had broad legal support and was ministerial, when in fact it had not even been discussed by key Maryland bar committee
(1)
Proposed amendment would have opened the door to make it impossible to remove trustees without cause in many Maryland companies, even if shareholders had the explicit right to do so in a company’s charter
CWH again couched the proposed amendment as a “clarification,” which we believe to be absurd
Existing Maryland law expressly contemplates the supposedly unclear situation the Portnoys allege, and clearly provides for the removal of a staggered board without cause when provided for in a company’s charter – as is unequivocally done in CWH’s Declaration of Trust
The amendment quickly died once legislators became aware of CWH’s manipulative behavior and the clear fact that the amendment was substantive and not at all a “clarification”
Current trustees would rather manipulate the Maryland legislative process and change the law than face their own shareholders
One of the Portnoys’ latest legal maneuvers was a secret attempt (likely using
CWH money) to insert an 11
th
hour amendment into a Maryland House Bill
(1) The proposed amendment was not even discussed by the Corporation Law Committee of the Business Law Section of the Maryland State Bar Association, a group which typically reviews and comments, often for weeks or months at a time, on all changes to Maryland corporate and REIT law before changes are heard by the
General Assembly.

Poor Corporate Governance
April 12 Bylaw Amendment
On April 12, 2013, CWH purported to “opt-in” to Section 3-803 of the Maryland General
Corporation Law, which allows Maryland companies to adopt a classified board (something
CWH has had in place since 1986)
CWH has taken the view that “opting in” to Section 3-803 enables them to unilaterally eliminate shareholders’ right to remove trustees without cause
– We and our lawyers firmly believe that they are wrong
In fact, CWH  recently sought to amend Section 3-803 to “clarify” that a company opting-in to
Section 3-803 could eliminate shareholders right to remove trustees without cause. The
Maryland legislature did not approve the proposed amendment. Various senators noted
during hearing that CWH’s proposed amendment represented a substantive change in the law, not a “clarification”
CWH’s erroneous interpretation of Section 3-803 conflicts with 14 years of public filings by
CWH, which not once mention the potential effects of opting into Section 3-803, notwithstanding extensive disclosure of Maryland law applicable to shareholder rights, and
CWH ’s continuous reminder to shareholders that trustees can be removed without cause by a two-thirds vote
CWH’s latest bylaw amendment conflicts with 14 years of their own public disclosure

History of Underperformance
Summary
CWH has in our view performed poorly in absolute terms and underperformed its peers
(1)
on almost any metric over any relevant time period
Stock price performance:  -17%, -45%, -43%, -45%, and -53% return over the last 1 year, 2 years, 3 years, 5 years, and 10 years, respectively
(2)
Valuation: Recent valuation nearly 40% below peers on an unlevered cap rate basis
(3)
and 53% and 41% discount on a price / forward FFO multiple basis for the last year and 3 years, respectively
As detailed on pp. 24-26 in our presentation, “A Case for Change Now at CWH,” April 18,
2013, CWH also underperforms on:
– Cost structure
– Acquisitions and return on investment
– FFO / share growth
In our view, there is absolutely no way to slice and dice the data in favor of the Portnoys
– their performance has been horrible
(1) Select peers include the following suburban office REITs: Piedmont Office Realty (PDM), Highwoods Properties (HIW), Mack-Cali Realty (CLI), Brandywine Realty
(BDN), and Parkway Properties (PKY).
(2) Returns data calculated through February 25, 2013, the day prior to Related and Corvex’s first public filing.
(3) Based on a closing price of $15.85 on February 25, 2013, the day prior to Corvex and Related’s first public filing.

History of Underperformance
Total Returns – 3 years
CWH has underperformed its peers over the last 3 years
• Like CWH, selected peers are also suburban office REITs
• CWH has even underperformed CLI, ~80% of whose office markets are either struggling or in secular decline
HIW: 42.1%
PDM: 39.1%
CWH: (26.6%)
PKY: 6.9%
CLI: (2.7%)
BDN: 35.8%
RMZ: 52.5%
Note: Total returns include dividends
Source: SNL
1 year 3 year
PKY 65.5% 6.9%
BDN 25.2% 35.8%
HIW 15.5% 42.1%
PDM 15.3% 39.1%
CLI 1.5% (2.7%)
Average 24.6% 24.2%
RMZ 10.6% 52.5%
CWH (9.4%) (26.6%)
: CWH – Avg.
34.0% 50.8%
(60.0%)
(40.0%)
(20.0%)
0.0%
20.0%
40.0%
60.0%
80.0%
2/25/2010 7/12/2010 11/26/2010 4/12/2011 8/27/2011 1/11/2012 5/27/2012 10/11/2012 2/25/2013
PKY BDN HIW PDM CLI CWH RMZ

($ in millions, except per share values and TEV / sq. ft.)
Enterprise Implied G&A /
Current Equity value nominal TEV / equity Net debt / P / FFO TEV / EBITDA Div
Ticker Company price mkt cap (TEV) cap rate Sq. Ft. mkt cap TEV 2013E 2014E 2013E 2014E yield
CWH CommonWealth REIT $15.85 $1,338 $4,914 11.1% $89 3.9% 76% 5.4x 5.5x 12.0x 12.3x 6.3%
HIW Highwoods Properties Inc. $35.35 $2,983 $4,999 6.6% $144 1.3% 40% 13.1x 12.7x 15.6x 14.8x 4.8%
BDN Brandywine Realty Trust $12.96 $1,885 $4,689 7.1% $176 1.3% 58% 9.0x 8.6x 14.1x 13.8x 4.6%
CLI Mack-Cali Realty Corp. $27.15 $2,715 $4,983 8.2% $158 1.8% 44% 10.6x 10.5x 13.4x 13.3x 6.6%
PDM Piedmont Office Realty Trust Inc. $19.66 $3,294 $4,699 6.9% $229 0.6% 30% 14.0x 13.5x 15.8x 15.1x 4.1%
PKY Parkway Properties Inc. $16.39 $920 $2,096 6.0% $177 1.8% 37% 13.3x 12.4x 14.2x 13.7x 2.7%
High $3,294 $4,999 8.2% $229 1.8% 58% 14.0x 13.5x 15.8x 15.1x 6.6%
Mean 2,359 4,293 7.0% 177 1.4% 42% 12.0x 11.5x 14.6x 14.1x 4.6%
Median 2,715 4,699 6.9% 176 1.3% 40% 13.1x 12.4x 14.2x 13.8x 4.6%
Low 920 2,096 6.0% 144 0.6% 30% 9.0x 8.6x 13.4x 13.3x 2.7%

History of Underperformance
Summary Public Comparables
CWH trades at a significant discount to its peers on all key measures
(1)
Note:  Share price and estimates updated as of 2/25/2013, the day before Related and Corvex’s 13D filing.   Financial information as of Q4 2012.  Implied nominal cap rate is calculated as GAAP LTM NOI / TEV.
(1)   CWH implied cap rate based on CWH standalone TEV of $4,914 million (based upon CWH’s enterprise value excluding the market value of CWH’s public equity stake in SIR and indebtedness of SIR) and estimate of comparable, stabilized NOI of $547 million (derived from a bottom-up property-by- analysis conducted by Related,
Corvex and their advisors.)
(2)   CWH “Net debt / TEV” includes CWH’s Series D and Series E Preferred Shares.  These preferred instruments have fixed cash coupons and fixed redemption amounts.
The Series E is not convertible to common stock. The Series D is convertible to common stock at a conversion price of $52.00 or approximately 133% greater than
CWH’s recent stock price.  As such, we believe these preferred instruments are more similar to subordinated debt securities than common equity.
Source:  Company filings and FactSet.
(2)

Change Through Accountability
Path for Shareholders
Given entrenching devices in CWH’s documents, shareholders must act now to remove the board or face at least three more years of mismanagement.
“All or None”: If less than the entire board is removed, vacancies will be filled by the remaining trustees.
Path: action by written consent requires 2/3 vote to remove the entire board of trustees
– Record date is April 22, in our and our attorneys’ view, in light of the board’s lack of response to our request for a record date
– We and our lawyers believe CWH’s recent bylaw amendments, which would effectively eliminate shareholder rights to remove trustees without cause, are invalid and a desperate attempt to disenfranchise shareholders
We believe removing CWH’s entire board of trustees immediately is in the best long-term interests of all shareholders, and the only near-term means for shareholders to effect change

Change Through Accountability
Value for Shareholders
Value: $35 per share potential NAV at 4/17/13 after removal of current trustees, and target stock price of $44+ per share at 12/31/14
– In our view, NAV represents current fair market value (if current trustees are removed)
based on bottom-up property-by-property valuation analysis led by Related, one of the most prominent privately-owned real estate firms in the U.S.
(1)
– We believe CWH could trade at a stock price of $44 or higher at 12/31/14 through internalization of management, operational turnaround, improved capital allocation, and multiple expansion
– In our view, potential downside of -40% or greater to current price should existing trustees remain in place, due to market overhangs from external management, poor corporate governance, and likelihood of continued underperformance
(1) See Appendix.
We believe our path will unlock significant value for all shareholders, whereas the status quo will lead to continued value destruction and self dealing for the benefit of the Portnoys

Change Through Accountability
Plan for Shareholders:  Strategy
Internalize management and adopt a market cost structure
Align management compensation with shareholder returns
– While corporate management will be replaced, we anticipate current property level employees will be hired to work at the new CWH
Amend existing Declaration of Trust and bylaws to conform to ISS and Glass Lewis best practices
Cease all related party transactions
Cease all acquisition activity until CWH’s stock price exceeds its NAV
Use excess cash flow to buy back CWH stock until the Company’s stock price exceeds its
NAV
In short, manage the Company to maximize long-term CWH shareholder value, not fees paid to RMR
We propose the following key elements as a starting point for the Company’s new direction, subject to the approval of the new board elected by shareholders

Change Through Accountability
Plan for Shareholders:  Board Transition
Once the current trustees are removed, CWH is required to promptly call a special meeting during which all shareholders will elect new trustees
At that time, we hope and expect all CWH shareholders will collectively identify an independent slate of highly qualified nominees – including real estate industry veterans with pristine credentials – that are prepared to work for the best interests of all shareholders
Corvex/Related are committed to collaborating with fellow shareholders to elect an independent board that will implement ISS and Glass Lewis corporate governance best practices
In particular, Corvex/Related are committed to supporting the implementation of a strict policy with respect to related party transactions
– With respect to material transactions with significant shareholders, we would demand that any such transactions be approved by a majority of the shares not owned by any such shareholder
– Note that Related will not be managing the properties or incorporating them in any way into its own portfolio
The Declaration of Trust contemplates the removal of the entire board of trustees and provides a roadmap for the transition

Change Through Accountability
Plan for Shareholders:  New Corporate Governance Framework
Terminate CWH’s poison pill, and impose a strict policy of non-implementation of poison pills without shareholder approval
Opt-out of every provision of the Maryland Unsolicited Takeovers Act
Annually elected board of trustees, with a majority being independent (based on ISS’s definition of independence)
Majority vote for the removal of trustees with or without cause
Directors elected by majority of votes cast, with strict resignation policy; plurality voting to apply in contested elections
Shareholders to fill trustee vacancies and permit them to both expand the size of the board and fill newly created vacancies
Eliminate ownership / holding period requirements for the nomination of directors or making of other shareholder proposals at the annual meeting
Eliminate ownership / holding period requirements for requesting a record date
Shareholders to have the power to amend bylaws
No mandatory arbitration of shareholder disputes
Strict policy on related party transactions
We will only support trustees who commit to immediately upon their election take steps to amend CWH’s charter and bylaws to conform to ISS and Glass
Lewis best practices:

Change Through Accountability
Plan for Shareholders:  Corporate Management Transition
Mr. Lozier is a 30+ year real estate industry veteran:
– Former CEO and co-founder of the Archon Group L.P., a subsidiary of Goldman Sachs,
During Mr. Lozier’s tenure at Archon, the company grew from 320 employees to 8,500 employees managing 36,000 assets with a gross value of approximately $59 billion
– Prior to Archon, Mr. Lozier was an employee of the J.E. Robert Company (“JER”)
managing the Goldman Sachs / JER joint venture for two years.  Mr. Lozier directed the acquisition efforts of the joint venture between GS and JER from 1991-1995
Related/Corvex have identified a potential interim CEO, Jim Lozier, to help transition CWH to internal management

Change Through Accountability
Plan for Shareholders:  Property Operations Transition
CBRE, the world’s largest commercial real estate services firm, has agreed to provide interim property management services and leasing services to the CWH portfolio as necessary
CBRE
(1)
employs 42,000+ people in 430+ offices and manages more than 3.3 billion square feet of commercial property and corporate facilities across the globe
Successfully managed transition of leasing / management services for 1.2 billion square feet of commercial properties in the U.S. over the previous nine years, including transitions done under significant time pressure
(1) Employees, offices, and square footage under management includes CBRE affiliate offices.

Change Through Accountability
Plan for Shareholders:  Financial Transition
In connection with their scare tactics, current trustees have also emphasized risk that a termination of RMR’s agreements could lead to a “change of control” under CWH’s credit agreements and other agreements
We, along with our financial advisor Deutsche Bank, have analyzed the Company’s credit agreements
Deutsche Bank has already given us a highly confident letter for any necessary refinancing which may arise under CWH financing agreements as a result of the change of control, positioning CWH for a smooth transition

Conclusions
Change Through Accountability
The board of trustees of CWH must be held accountable,
and removed in its entirety
“Worst-in-class” corporate governance, in our view, has produced a fundamental misalignment of incentives, destroyed value, and disenfranchised shareholders
CWH has, in our view, performed poorly in absolute terms and underperformed its peers on almost any metric over any relevant time period
Corvex/Related have proposed a clear Path and Plan to unlocking significant Value

Stock Price Related / Corvex
@ 2/25 NAV @ 4/17
Stock Price $15.85 $34.92
% Change -- 120.3%
Diluted shares outstanding 84.4 118.3
Equity value $1,338 $4,131
TEV 4,914 7,137
Cap Rate of Stabilized NOI
(3)
11.12% 7.66%
Cap Rate of LQA NOI
(4)
9.92% 6.83%
Price / LQA Normalized FFO 5.9x 13.0x
Price / GAAP Book Value per Share 0.43x 0.95x
Price / Square Foot
(5)
$89 $135
Dividend Yield @ Current $0.25 / Qtr 6.31% 2.86%
We believe NAV can be thought of as fair market value of the current portfolio, before benefit from any other value enhancing actions (which we believe are plentiful)
Valuation was led by Related, one of the most well respected real estate developers, operators, and investors in the U.S. with a 40 year history and a portfolio of over $15 billion of real estate operating assets today
We believe CWH could trade at a stock price of $44 or higher at 12/31/14 through internalization of management, operational turnaround, improved capital allocation, and multiple expansion
Appendix
Valuation Summary
(1) Includes value of SIR stake as of April 17, 2013.
(2) Derived based on the sum of a bottom-up, property-by-property analysis conducted by Related, Corvex and their advisors.
(3) Stabilized NOI of $547 million.
(4) Wholly-owned LQA GAAP NOI of $487.3 million per CWH 4Q12 Supplemental.
(5) Wholly-owned square feet per Company filings and Related / Corvex analysis.
(1)
With the removal of current trustees, we estimate an NAV per share of $35 today (4/17/13) based on bottom-up property-by-property analysis, and a target stock price of $44 or higher at 12/31/14
(2)

Appendix
Share Repurchase Analysis
We believe accretive capital allocation could lead to a stock price of $44 by
12/31/14

Stabilized Cash NOI (after Non-Core Asset Sales) $511.4
Cap Rate Assumed 7.50%
Implied CWH TEV $6,818.7
PF Net Debt 2,331.2
Preferred Equity 655.0
Implied CWH Equity Value $3,832.5
Implied CWH Share Price $44.33
% Change to Current 96.5%
Memo: Shares Outstanding 86.5
Implied CWH Share Price
Non-Core Asset Sales
$44.33 $0.0 $150.0 $300.0 $450.0 $600.0
7.00% $43.52 $46.34 $49.96 $54.78 $61.52
Cap 7.25% 41.10 43.70 47.05 51.51 57.74
Rate 7.50% 38.83 41.24 44.33 48.45 54.20
7.75% 36.71 38.93 41.78 45.58 50.90
8.00% 34.72 36.77 39.40 42.90 47.80
% Change to Current
Non-Core Asset Sales
$0.0 $150.0 $300.0 $450.0 $600.0
7.00% 92.9% 105.4% 121.5% 142.8% 172.7%
Cap 7.25% 82.2% 93.7% 108.5% 128.3% 155.9%
Rate 7.50% 72.1% 82.8% 96.5% 114.7% 140.3%
7.75% 62.7% 72.6% 85.2% 102.1% 125.6%
8.00% 53.9% 63.0% 74.6% 90.2% 111.9%
2012 2013E 2014E
Reported CAD $131.4
Run-Rate Target Savings
Business Mgmt. Fees $46.2 $35.0 $11.2
Property Mgmt Fees 36.8 25.8 11.0
Incremental CAD $83.1 $60.8 $22.3 $22.3 $22.3
Reduction in Interest 43.2 43.2 43.2
Adjusted CAD $196.9 $196.9 $206.7
Current Quarterly Dividend $0.25 $0.25
Avg. Shares Outstanding 110.1 94.2
Annual Dividends Paid $110.1 $94.2
2013E 2014E
CAD after Dividends Paid $86.8 $112.6
Non-Core Asset Sales 300.0 300.0
Divested NOI (9.0) (27.0)
Share Repurchases $377.8 $385.6
Share Repurchase Price Assumed $23.00 $25.00
% Premium to Current Price 2.0% 10.8%
Shares Repurchased 16.4 15.4
% of Shares Outstanding (Current) 13.9% 13.0%
Beginning Shares 118.3 101.9
Ending Shares 101.9 86.5
Avg. Shares Outstanding 110.1 94.2
Note: Other upside drivers not modeled here include stronger end market growth, SIR appreciation, further multiple expansion, and additional cost efficiencies.

Appendix
Questions All CWH Shareholders Should be Asking
Have current trustees created value for CWH shareholders?
Is it possible for existing trustees to fairly represent shareholders given their conflicts of interest?
Why have RMR’s fees gone up 30% since 2007 while CWH’s stock has declined 68%?
Why are the Portnoy REITs some of the last remaining externally managed equity REITs in the public markets?
Will CWH ever trade at a peer valuation with RMR as its external manager?
How much of the Portnoy fortune has been extracted from the savings of retail investors?
Why does CWH lag peers on nearly every relevant operational metric?
Why did CWH seek to sell equity at a 48% discount to book value to repay debt trading above par with no maturities or liquidity needs?
Why did CWH sell its $240 million minority stake in GOV only after massively diluting shareholders by issuing $650 million in new CWH equity at $19.00?
How can existing trustees defend selling equity at $19.00, a massive discount, at the same time they ignored an offer at $27.00, a significant premium?
How can CWH call its hand-picked trustees “independent?”

Appendix
Questions All CWH Shareholders Should be Asking (cont’d)
Why haven’t CWH’s “independent” trustees formed an independent committee and hired independent advisors?
How have CWH shareholders been compensated for the multiple new RMR platforms launched with CWH’s assets?
Does CWH even have a strategy, or is it simply recycling capital to create the appearance of doing something?
Why does CWH refuse to hold Q&A on its conference calls and roadshows?
Why are the Portnoys trying to change Maryland law rather than face a shareholder vote?
Why haven’t current trustees prepared a detailed presentation of their own demonstrating how much value they have created for CWH shareholders?
Why isn’t anyone in the REIT industry speaking up to defend the Portnoys?
How much CWH shareholder money have existing trustees already wasted in the last seven weeks trying to further entrench themselves?
How much more damage will be inflicted on CWH shareholders in the next 3 years if current trustees are not removed immediately?

"We agree with the need for structural change at CommonWealth, as we have noted for years and articulated by activist shareholders Corvex/Related. External mgmt for equity REITs is a relic in the REIT sector; it has created a clear incentive for CWH to grow and maintain assets. The co.'s strategy over its history has been value destructive, characterized by leveraged acquisitions, more limited capital recycling and weak core fundamentals. Even when assets were sold, they were sold to affiliated RMR entities keeping AUM 'in house' and not maximizing value. This has resulted in large dividend reductions and now prompted a large equity offering. An internalization and restructuring of mgmt and better capital allocations in our view would be major positives for the stock"

Citi Research, February 26, 2013

RELATED CORVEX

29 Appendix “Structural Change is Much Needed” Citi Research has stated that the Company has a flawed structure and history of value destruction

“We recommend investors avoid the shares of CWH at this time due to the uncertainty generated by the spinoff of SIR and the continuous decline in per share values. SIR is the second spinoff since 2009 and a recent one, GOV, did not seem to benefit the share holders. It appears that SIR, which carried little debt and all of the highest margin properties from CWH to its own portfolio, may become an acquisition vehicle.

The manager seems to be making decisions which are beneficial to the management company and detrimental to the shareholders. The management contract awards compensation for growing the portfolio but not as much for improving share value.

The portfolio is in good shape and could be worth more to an acquirer... An acquirer could also reduce the operating costs by about $50 million(1) annually by replacing RMR.”

“External Manager RMR Causes Concern At CommonWealth REIT,” Seeking Alpha, August 27, 2012

RELATED CORVEX

Appendix
“External Manager RMR Causes Concern”
(1) For the 9 month period ended September 30, 2012, CWH reported a NOI margin of 57.7%.  CWH excluded 94 underperforming properties as discontinued properties in its same store financials ending 12/31/2012, making the 9 months ended 9/30/2012 a more representative reflection of company performance.  CWH’s 57.7% NOI margin, the lowest of its peers, compares to a peer average of 64.7% over the same time period, despite CWH’s greater scale.  The 7.0% difference between CWH margins and its peers implies over $70 million of potential excess costs at CWH, a difference which has attracted the attention of market participants.

“[Related and Corvex] are spending their own dollars, while CWH is spending shareholder money to prevent RMR from being terminated - an outcome we think virtually all shareholders favor. Ironic.”

“RMR, with $77mm of high-margin annual revenue on the line, has too much to lose and is directing the CWH board to fight to the finish (using shareholder dollars to do so).”

“The CWH board, controlled by external manager RMR, is in the unique position of acting in the best interest of RMR rather than as a fiduciary to the CWH Shareholders.”

“If RMR prevails, we believe the end result is the instantaneous resumption of CWH shares trading at a significant discount to NAV - we believe a $15/sh price...”

Stifel Nicolaus, March 7, 2013

RELATED CORVEX

31 Appendix “Acting in the best interest of RMR rather than as a fiduciary”

Appendix
Related & Corvex Overview
Related and Corvex collectively own 10.9 million shares of CWH (9.2% of shares outstanding)
Related Companies
– Related Fund Management, LLC is an affiliate of Related Companies (“Related”), one of the most prominent privately-owned real estate firms in the United States
– Formed 40 years ago, Related is a fully-integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales
– Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties
Corvex Management
– Value-based investing across the capital structure in situations with clearly identifiable catalysts
– Active investing to create asymmetric risk/reward opportunities
– 13D investments since inception include AboveNet (acquired by Zayo in March 2012),
Corrections Corporation of America (elected REIT status in February 2013), Ralcorp
(acquired by ConAgra in November 2012), and ADT (Keith Meister joined Board in
December 2012)